Exhibit 10.9

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of December 19, 2022, by and among Neuraxis, Inc., a Delaware corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

Recital

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B. Each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each Purchaser, upon the terms and conditions set forth in this Agreement, an Unsecured Convertible Promissory Note of the Company, issued by the Company to the Purchasers hereunder, in the form attached hereto as Exhibit A (the “Notes”), upon the terms and subject to the limitations and conditions set forth in such Notes;

C. The Principal Amount of the Notes, shall be in the aggregate amount of up to One Million, Six Hundred Sixty Six Thousand, Six Hundred Sixty-Six and 66/100 Dollars ($1,666,666.66) (the “Principal Amount”) and shall carry an original issue discount of ten percent (10%), or in the aggregate, up to One Hundred Sixty Six Thousand, Six Hundred Sixty-Six and 66/100 Dollars ($166,666.66) (the “OID”), to cover the Purchasers’ accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Notes, which is included in the principal balance of the Notes. Thus, the purchase price of the Notes shall be computed by subtracting the OID from the Principal Amount (as defined in the Notes), and shall equal in the aggregate, up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”).

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Note

1.1 Purchase of the Note. Subject to the terms of this Agreement, for consideration equal to the amount specified below each Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount” (the “Consideration”), to be paid upon the Closing Dates (as defined below), the Purchasers agree to subscribe for and purchase from the Company on the Closing Dates, and the Company agrees to issue and sell to the Purchasers, the Notes. The OID shall be earned upon each Closing (defined below), on a pro rata basis of the amount of each Closing out of the total Purchase Price.

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1.2 Form of Payment. At each Closing, the Purchaser shall pay the Consideration as set forth in Section 1.1.

2.	Closing and Delivery

2.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Initial Closing agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

2.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”) (the Initial Closing and any Subsequent Closings shall be referred to as a “Closing”), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it will select; provided that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed $1,666,666.66. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7, the date and time of the Closings (the “Closing Dates”) shall be 4:00 PM, Eastern Time on the date that this Agreement is executed by all parties, or such other mutually agreed upon time, at such location as may be agreed to by the parties (including via exchange of electronic signatures).

3.	Representations and Warranties of the Company

The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchasers:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified and is authorized to do business in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except where the failure to be so qualified would not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business or financial condition of Company taken as a whole (a “Material Adverse Effect”).

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and any other instruments, documents and agreements being entered into at the Closing (each a “Subscription Document” and collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

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3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including, but not limited to, (i) the issuance and delivery of the Note and the securities issuable upon conversion of the Note (collectively, the “Underlying Securities”), and (ii) the reservation of shares pursuant to the Notes, have been taken or will be taken prior to the issuance of such Underlying Securities. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4, the offer, issue, and sale of Notes or the Underlying Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.5 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, none of the Company’s officers or directors is subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.	Representations and Warranties of the Purchasers

4.1 Purchase for Own Account; Investment Purpose. Each Purchaser represents that it is acquiring the Note for its own account. Each Purchaser further represents that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Purchasers do not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Purchasers do not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

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4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given each Purchaser and confirms its awareness that the Company needs to actively restart its business activities, and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act. Each Purchaser has accurately completed and executed the accredited investor questionnaire set forth on Exhibit B attached hereto (the “Accredited Investor Questionnaire”).

4.5 Existence; Authorization. Each Purchaser, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its organization, having full power and authority to own its properties and to carry on its business as conducted. The principal place of business of each Purchaser is as shown on the Accredited Investor Questionnaire. Each Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. Each Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchasers, and enforceable against the Purchasers in accordance with its terms.

4.6 No Regulatory Approval. Each Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.7 Purchaser Received Independent Advice. Each Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. Each Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. Each Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

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4.8 Legends. Each Purchaser understands that until such time as the Note and upon the conversion of the Note in accordance with its terms, the Underlying Securities, have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5.	Further Agreements; Post-Closing Covenants

5.1 Use of Proceeds. Company agrees to use the proceeds solely as provided for in the Note.

5.2 Usury. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchasers with respect to indebtedness evidenced by the Notes, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

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5.3 Registration Rights.

(a) Piggy-Back Registration.

(i) Company may give the Purchasers written notice of each filing by Company with the SEC, of a registration statement (other than that certain Draft Registration Statement on Form S-1 submitted September 27, 2022, as amended, as well as any public filing thereof and subsequent amendment thereto and a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) (in each case, referred to hereinafter as a “Registration”). If requested by the Purchasers in writing within 20 days after receipt of any such notice, Company shall, at Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Purchasers), register or otherwise include all or, at Purchasers’ option, any portion of the Securities, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Securities through the securities exchange, if any, on which the shares of common stock of the Company is being sold or on the over-the-counter market, and will use its commercially reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement or offering statement to become effective or qualified (as applicable) as promptly as practicable, provided however, that Purchasers shall agree to a lock-up of no more than 180 days if all other shareholders who own 1% or more of the Company do the same and if such lock-up is required by the underwriters in such offering.

(ii) In the event of a Registration pursuant to these provisions, Company shall use its reasonable commercial efforts to cause the Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchasers may reasonably request; provided, however, that Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(iii) Notwithstanding the registration obligations described in this Section 5.3(a), if the Company has engaged an underwriter for a public, registered offering, and the underwriter does not allow the Securities to be included in a Registration to be filed in connection with such offering, then the Company shall use reasonable commercial efforts to convince the underwriter to include the Securities, as required above, and if such efforts are unsuccessful, then the non-inclusion of the Securities in such Registration shall not be deemed an event of default.

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5.4 Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.4 by the Purchasers), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchasers may disclose confidential information as may otherwise be required by law, provided that to the extent legally permissible the Purchasers notifies the Company at least five (5) business days in advance of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.5 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.	Conditions to the Company’s Obligation to Sell

The obligation of the Company hereunder to issue and sell the Notes to each of the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the Consideration in accordance with Section 1.2.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as each Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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7.	Conditions to The Purchasers’ Obligation to Purchase

The obligation of the Purchasers hereunder to purchase the Notes, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have delivered to the Purchaser the duly executed Notes in such denominations as the Purchasers shall request and in accordance with Section 1.2.

(c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.	Miscellaneous

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

8.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchasers at the addresses set forth on the signature page to this Agreement or at such other addresses as the Company or Purchasers may designate by 10 days’ advance written notice to the other parties hereto.

8.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Required Holders. Any provision of the Note may be amended or waived by the written consent of the Company and the Required Holders. For purposes of this Agreement, the term “Required Holders” shall mean holders of at least a majority of the aggregate Principal Amount of Notes issued.

8.7 Expenses. The Company and the Purchasers shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

8.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the non-breaching party of any breach or default by any other party under this Agreement, or any waiver thereby of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the non-breaching party, shall be cumulative and not alternative.

8.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature page follows]

SECURITIES PURCHASE AGREEMENT	PAGE9

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date(s) written below.

COMPANY:

Neuraxis, Inc.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	President and Chief Executive Officer

Date: 12/19/2022

Address:	829 S Adams St.
Versailles, IN 47042

[Securities Purchase Agreement – Signature page of Company;

Signature Page of Purchaser Follows]

In Witness Whereof, the undersigned have executed this Securities Purchase Agreement as of the date written below.

PURCHASER:

Todd Maxwell
(Print Legal Name of Purchaser)

/s/ Todd Maxwell
(Signature of Purchaser)

Date:	12/22/22

Address:	36851 Lansbury Lane,
Farmington, MI 48335

Email:	trmaxwell12@gmail.com

Phone:	586 419-7955

Subscription Amount:	$50,000

Principal Amount:	$55,555.55 (Subscription Amount ÷ 0.9)

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.

Neuraxis, Inc.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	President and Chief Executive Officer

[Securities Purchase Agreement – Signature page of Purchaser]

Exhibit A

Form of Convertible Promissory Note

(See Attached)

Exhibit B

Accredited Investor Questionnaire

(See Attached)